As filed with the Securities and Exchange Commission on September 28, 2001
                                                   Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                       ANWORTH MORTGAGE ASSET CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  Maryland                                     52-2059785
       (State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation or Organization)                    Identification Number)

                          1299 Ocean Avenue, Suite 200
                         Santa Monica, California 90401
                      (Address principal executive offices)

      Anworth Mortgage Asset Corporation 1997 Stock Option and Awards Plan
                            (Full Title of the Plan)

                                  Lloyd McAdams
                      Chairman and Chief Executive Officer
                          1299 Ocean Avenue, Suite 200
                         Santa Monica, California 90401
                     (Name and Address of Agent for Service)

                                 (310) 394-0115
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                 Mark J. Kelson
                     Allen Matkins Leck Gamble & Mallory LLP
                      1901 Avenue of the Stars, 18th Floor
                          Los Angeles, California 90067
                                 (310) 788-2400

                         CALCULATION OF REGISTRATION FEE
======================================= ===================== ===================== ====================== =====================
                                                                Proposed Maximum      Proposed Maximum
        Title of Each Class of              Amount to be       Offering Price Per    Aggregate Offering         Amount of
     Securities to be Registered           Registered (1)           Share(2)                Price            Registration Fee
--------------------------------------- --------------------- --------------------- ---------------------- ---------------------
1997 Stock Option and Awards Plan          361,027 shares            $6.34              $2,288,911.18            $  572.23
 Common Stock, $0.01 par value
(currently outstanding options) ...
--------------------------------------- --------------------- --------------------- ---------------------- ---------------------
1997 Stock Option and Awards Plan
 Common Stock, $0.01 par value             238,973 shares            $6.90              $1,648,913.70           $  412.23
(options available for future grant) .
--------------------------------------- --------------------- --------------------- ---------------------- ---------------------
                               TOTAL                                                    $3,937,824.88           $  984.46
======================================= ===================== ===================== ====================== =====================

(1) This registration statement also covers an indeterminate number of shares of common stock of Anworth Mortgage Asset Corporation which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, in accordance with Rule 416.

(2) The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). With respect to the 361,027 shares underlying outstanding stock options and other awards under the 1997 Stock Option and Awards Plan, the proposed maximum offering price per share is based on the weighted average exercise price of $6.34 per share. With respect to the 238,973 shares reserved for future issuance under the 1997 Stock Option and Awards Plan, the proposed maximum offering price per share is based on the average of the high and low sale price of $7.305 per share of Anworth's common stock reported on the American Stock Exchange on September 21, 2001.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

     The following documents, which have been filed by Anworth with the SEC, are incorporated by reference in this registration statement:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filed on March 29, 2001) (File No. 001-13709), which contains audited financial statements for our latest fiscal year for which such statements have been filed;

     (b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 (filed on August 13, 2001) (File No. 001-13709); and

     (c) The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on December 12, 1997 (File No. 333-38641).

     All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 before we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     As permitted by the Maryland General Corporation Law, as amended, our charter obligates us to indemnify our present and former directors and officers and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Our bylaws implement the provisions relating to indemnification contained in our charter. Maryland law permits the charter of a Maryland corporation to include a provision limiting the liability of our directors and officers to our company and our stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision providing for elimination of the liability of our directors or officers to the company or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time. We maintain officers' and directors' insurance for the benefit of our officers and directors.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

   Exhibit
   Number                             Exhibit
   ------                             -------

   4.1*      Anworth Mortgage Asset Corporation 1997 Stock Option and Awards
             Plan

   5.1       Opinion of Allen Matkins Leck Gamble & Mallory LLP

   5.2       Opinion of Piper Marbury Rudnick & Wolfe LLP

   23.1      Consent of Independent Auditors

   23.2      Consent of Allen Matkins Leck Gamble & Mallory LLP is contained in
             Exhibit 5.1

   23.3      Consent of Piper Marbury Rudnick & Wolfe LLP is contained in
             Exhibit 5.2

   24.1      Power of Attorney (contained on page II-4 of this registration statement)
-----------
--------------------------------------------------------------------------------
* Incorporated herein by reference to Anworth's Definitive Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the Securities and Exchange Commission on April 30, 2001.

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Anworth pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 28th day of September, 2001.

                        ANWORTH MORTGAGE ASSET CORPORATION

                        By:  /s/  Lloyd McAdams
                          -----------------------------------------
                           Lloyd McAdams
                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     The undersigned directors and officers of Anworth Mortgage Asset Corporation hereby constitute and appoint Lloyd McAdams and Pamela J. Watson and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated below on the 28th day of September 2001.


          Signature                            Title
          ---------                            -----


/s/  Lloyd McAdams
------------------------------      Chief Executive Officer and Director
Lloyd McAdams                       (Principal Executive Officer)



/s/  Pamela J. Watson
------------------------------      Chief Financial Officer, Executive Vice
Pamela J. Watson                    President and Secretary (Principal Financial
                                    and Accounting Officer)



/s/  Joe E. Davis
------------------------------      Director
Joe E. Davis



/s/  Charles H. Black
-----------------------------       Director
Charles H. Black



/s/  Charles F. Smith
-----------------------------       Director
Charles F. Smith

                                  EXHIBIT INDEX

   Exhibit
   Number                           Exhibit
   --------                         -------

   4.1*     Anworth Mortgage Asset Corporation 1997 Stock Option and Awards Plan

   5.1      Opinion of Allen Matkins Leck Gamble & Mallory LLP

   5.2      Opinion of Piper Marbury Rudnick & Wolfe LLP

   23.1     Consent of Independent Auditors

   23.2     Consent of Allen Matkins Leck Gamble & Mallory LLP is contained in
            Exhibit 5.1

   23.3     Consent of Piper Marbury Rudnick & Wolfe LLP is contained in
            Exhibit 5.2

   24.1 Power of Attorney (contained on page II-4 of this registration statement)

-----------
--------------------------------------------------------------------------------
* Incorporated herein by reference to Anworth's Definitive Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the Securities and Exchange Commission on April 30, 2001.